Exhibit 5.1

22 December 2017

Matter No.825816

Doc Ref: 1013823221

Hailiang Education Group Inc.

1508 Binsheng Road

Binjiang District, Hangzhou City, Zhejiang 310051

People’s Republic of China

Dear Sirs,

Re: Hailiang Education Group Inc. (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on form F-3 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about 22 December 2017 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) through which the Company may periodically offer (i) ordinary shares, par value US$0.0001 each of the Company (the “Ordinary Shares”), which includes any Ordinary Shares to be issued pursuant to the conversion, exchange or exercise of any other securities), or (ii) warrants to subscribe for Ordinary Shares (the “Warrants” and collectively with the Ordinary Shares, the “Securities”).

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)	the Registration Statement; and

(ii)	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement which is in substantially final form.

The documents listed in items (i) and (ii) above are herein sometimes collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed and relied upon (1) the amended and restated memorandum of association of the Company adopted by the Company on 23 December 2014, (2) the amended and restated articles of association of the Company adopted by the Company on 23 December 2014 and effective from 6 July 2015, (3) a copy of the written resolutions of the directors of the Company dated 21 December 2017 (the “Director Resolutions”), (4) a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 13 December 2017 (the “Certificate Date”), (5) an undertaking from the Governor in Cabinet of the Cayman Islands under the Tax Concessions Law (2011 Revision) dated 27 January 2015, and (6) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us, (d) that the Director Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that the memorandum and articles of association of the Company will not be amended in any manner that would affect the opinions expressed herein; (f) that the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association; (g) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (h) that the Company will have sufficient authorised but unissued share capital to effect the issue of any of the Ordinary Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities; (i) none of the Securities has been or will be offered or issued to residents of the Cayman Islands; (j) that all necessary corporate action will be taken in accordance with applicable law and the memorandum and articles of association of the Company to authorise and approve any issuance of Securities, the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreements in respect of such issuance (the “Issuance Documents”) will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto; (k) that the applicable Issuance Documents relating to any Securities to be offered and sold will be valid and binding in accordance with its respective terms pursuant to its governing law; (l) that the issuance and sale of and payment for the Securities will be in accordance with the applicable Issuance Documents duly approved by the board of directors of the Company and/or where so required, the shareholders of the Company and the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto); (m) that upon issue of any Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; (n) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under the applicable Issuance Documents in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto; (o) the Company is, and after the allotment (where applicable) and issuance of any Securities will be, able to pay its liabilities as they fall due; (p) that no party is aware of any improper purpose for the issue of the Securities; (q) no restrictions notice (the “Restrictions Notice”) under the Companies Law (the “Law”) has been issued or will be issued with respect to or that may affect, directly or indirectly, any of the shares, interest, rights or obligations of the Company that are the subject of the transactions referred to in the Documents or any applicable Issuance Documents (the “Relevant Interests”); (r) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with and declared effective by the Commission; and (s) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

The term “enforceable” as used in this opinion means that an obligation is of a type which the courts of the Cayman Islands enforce. It does not mean that those obligations will be enforced in all circumstances in accordance with the terms of the Documents and any applicable Issuance Documents. In particular, the obligations of the Company under the Documents and any applicable Issuance Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Cayman Islands court, whether or not it was applying the laws of the United States of America, if and to the extent they constitute the payment of an amount which is in the nature of a penalty; (e) may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the Documents and any applicable Issuance Documents if there are other proceedings in respect of those Documents or applicable Issuance Documents simultaneously underway against the Company in another jurisdiction.

Enforcement of the Documents and any applicable Issuance Documents to the extent it relates to the Relevant Interests may be affected or prohibited if a Restrictions Notice is sent by the Company in accordance with the Law.

We express no opinion as to validity or the binding effect of obligations to make any payment at an increased rate on overdue amounts or on the happening of an event of default or to pay a specified rate of interest on the amount of a judgment after the date of judgment. We express no opinion in respect of the enforceability of any provision in the Documents and any applicable Issuance Documents which purports to fetter the statutory powers of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Securities by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that :

1.

The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Law, a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

2.

Upon the due issuance of the Ordinary Shares and payment of the consideration therefor, such Ordinary Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.

Upon the due issuance, execution and delivery of the Warrants and payment of the consideration therefor, such Warrants will constitute legal, valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement and further consent to the reference of our name in the Prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman